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                                                                    Exhibit 23.2



                         CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Medical Graphics Corporation 1987 Stock Option Plan, Non-Incentive Stock Option Agreement, Incentive Stock Option Agreement and Restricted Stock Award Agreement of our report dated February 16, 1996, with respect to the financial statements of Medical Graphics Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                       ERNST & YOUNG  LLP

Minneapolis, Minnesota
October 14, 1996